UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 13, 2006

WYETH

        (Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.		07940
(Address of principal executive offices)		(Zip Code)

        Registrant’s telephone number, including area code: 973-660-5000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2006 Wyeth announced that the settlement of the U.S. patent litigation between Wyeth and Teva Pharmaceutical Industries Limited concerning Teva's application to market a generic version of Wyeth's Effexor® XR had become effective upon the entry of certain orders by the United States District Court for the District of New Jersey and the execution of definitive agreements by the parties. Wyeth's press release is attached hereto as Exhibit 99 and is incorporated into this Item 1.01 by reference.

The patent rights involved in the now settled litigation, which expire in 2017, relate to methods of using extended-release formulations of venlafaxine HCl, the active ingredient used in Effexor® XR. Teva did not challenge the Company's patent rights covering the compound, venlafaxine, which expire in June 2008.

Under the terms of the definitive agreements governing the settlement (which are consistent with the terms previously disclosed by Wyeth) and the orders of the District Court, the litigation has been dismissed and Teva will be permitted to launch generic versions of Effexor® XR (extended release capsules) and Effexor® (immediate release tablets) in the U.S. pursuant to the following licenses granted by Wyeth as part of the settlement:

        -   a license (exclusive for a specified period and then non-exclusive) under Wyeth's U.S. patent rights permitting Teva to launch an AB rated, generic version of Effexor® XR in the U.S. beginning on July 1, 2010, subject to earlier launch based on specified market conditions or developments regarding the applicable patent rights, including the outcome of any future generic challenges to such patent rights; and

        -   an exclusive license under Wyeth's U.S. patent rights permitting Teva to launch an AB rated, generic version of Effexor® in the U.S. beginning on June 15, 2006, subject to earlier launch based on specified market conditions.

In connection with each of these licenses, Teva will pay Wyeth specified percentages of gross profit from sales of each of the Teva generic versions. These sharing percentages are subject to adjustment or suspension based on market conditions and developments regarding the applicable patent rights.

The parties also have executed definitive agreements with respect to generic versions of Effexor® XR in Canada.

The above description is not intended to be a complete summary of all of the terms and conditions of the settlement. Many of the terms of the settlement, including the dates on which Teva may launch generic versions of Wyeth's Effexor® XR and Effexor® products and the terms of Wyeth's sharing in Teva's gross profits from such generic versions, are subject to change based on future market conditions and developments regarding the applicable patent rights, including the outcome of any future generic challenges. In particular, there can be no assurance that Effexor® XR will not be subject to generic competition prior to July 1, 2010.

Item 9.01 Financial Statements and Exhibits.

        (c)   Exhibits.

        (99)   Press Release announcing the Effectiveness of the Settlement between Wyeth and Teva.

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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2006	WYETH
By: /s/ Lawrence V. Stein
Name: Lawrence V. Stein
Title: Senior Vice President and General Counsel
(Duly Authorized Signatory)

EXHIBITS

           (99)    Press Release announcing the Effectiveness of the Settlement between Wyeth and Teva.